EXHIBIT 99.1

Investor Contact:	Press Contact:
Nik Singhal	Brian Beades
212.810.5427	212.810.5596

BlackRock Capital Investment Corporation Intends to Adjourn Special Meeting to June 1, 2022

New York, April 21, 2022 – BlackRock Capital Investment Corporation (NASDAQ:BKCC) (“BCIC” or the “Company,” “we,” “us” or “our”) announced today that it intends to convene, and then immediately adjourn, the Company’s scheduled May 3, 2022 Special Meeting of Stockholders (the “Special Meeting”) to June 1, 2022, in order to solicit additional votes by proxy. No business will be conducted at the May 3, 2022 Special Meeting other than to adjourn the Special Meeting to the later date.

The Special Meeting will be reconvened and held virtually at https://meetnow.global/MTKTSAG on June 1, 2022 at 2:30 p.m. eastern daylight time.  By holding the Special Meeting on June 1, 2022, within the maximum time prescribed by Delaware law, stockholders will have an opportunity to receive additional information which may induce them to vote by proxy. The record date of the Special Meeting, March 4, 2022, remains unchanged. At the reconvened Special Meeting, stockholders of the Company will be asked to approve a proposal to authorize flexibility for the Company, with approval of the Board of Directors of the Company, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the proxy statement for the Special Meeting (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of March 4, 2022, who have not yet voted, are encouraged to vote electronically. Stockholders will also be able to vote their shares electronically until 11:59 p.m. eastern time on May 31, 2022.  Stockholders who have previously cast their votes do not need to vote again.

The reconvened Special Meeting will begin at approximately 2:30 p.m. eastern daylight time, at https://meetnow.global/MTKTSAG, with online check-in beginning at 2:00 p.m. on June 1, 2022. Ample time should be allowed for the check-in procedures. In the event of difficulties during the check-in time or during the reconvened Special Meeting, technical support at the number posted on the Special Meeting log-in page should be consulted.

About BlackRock Capital Investment Corporation

BlackRock Capital Investment Corporation is a business development company that provides debt and equity capital to middle-market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in middle-market companies in the form of senior debt securities and loans, and our investment portfolio may include junior secured and unsecured debt securities and loans, each of which may include an equity component.

Forward-looking statements

This press release, and other statements that BlackRock Capital Investment Corporation may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Capital Investment Corporation’s future financial or business performance, strategies or expectations.  Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock Capital Investment Corporation cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock Capital Investment Corporation assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Capital Investment Corporation’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment advisor or its affiliates; (13) the ability of our investment advisor to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

BlackRock Capital Investment Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 2, 2022, identifies additional factors that can affect forward-looking statements.

Available Information

BlackRock Capital Investment Corporation’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockbkcc.com.  The information contained on our website is not a part of this press release.